SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2008

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50057	65-1082135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On June 23, 2008, the Company issued to Gilbert M. Cassagne a restricted stock award for 1,500,000 shares of its common stock, par value $0.0001 (the "Shares"). Such restricted stock award vests as follows: (i) 450,000 Shares shall vest on December 1, 2008; (ii) 450,000 Shares shall vest on December 1, 2009; and (iii) 600,000 Shares shall vest on December 1, 2010. Mr. Cassagne will forfeit such Shares if his continuous service on the Company's Board of Directors terminates prior to any of the aforementioned vesting dates.

Prior to the issuance of the aforementioned restricted stock award, in connection with the termination of the consulting services agreement between Mr. Cassagne and the Company, the restricted stock award for 6,700,000 shares of its common stock, par value $0.0001 issued to Mr. Cassagne on May 21, 2008 in connection with such consulting services agreement was cancelled.

Item 8.01. Other Events.

On June 23, 2008, the Company issued a press release regarding the appointment of Jack Belsito as its Chairman of the Board and other information. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Boo Koo Holdings,, Inc. dated June 23, 2008. The press release is shall be deemed furnished herewith, and not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial and Operating Officer

Date: June 27, 2008